UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CANDELA CORPORATION
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On September 21, 2009, Gerard E. Puorro, Chief Executive Officer of Candela Corporation (“Candela”), provided the following e-mail to Candela’s employees in connection with Candela reaching an agreement with Syneron Medical Ltd., a company organized under the laws of the State of Israel (“Syneron”), to combine Candela and Syneron through the merger of Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Syneron, with and into Candela on the terms and subject to the conditions of an agreement and plan of merger, dated as of September 8, 2009:

Hello.

It has been just a little over a week since the merger announcement and I’m pleased to report that already there has been a lot of activity and progress made, as well as a significantly positive reaction by luminary physicians regarding this news in the marketplace.

Immediately after the announcement last week, meetings were held all around the world with employees of both companies to introduce the merger and present our vision for the combined companies.  While we think we addressed many of the initial questions and concerns, questions naturally remain about what this all means to you personally.  Between now and the expected close of the transaction, which is expected by the end of the year, I will keep you informed of our progress in order to provide answers to those questions as soon as we can.

In addition to sending out letters to all of our customers, last week’s Lasers and Aesthetic Medicine on 5 Continents Congress in France provided a great opportunity for a number of our executives and marketing and sales representatives to speak directly to the large number of luminary physicians gathered there.  We held a well-attended invitation-only meeting at the Congress for customers of both companies to hear in-person from Shimon Eckhouse, Lou Scafuri and myself.  Customer reception of the merger announcement and the opportunity to build a truly great Aesthetic company was extraordinarily positive.  The physicians were very happy to hear that the Candela brand and products would both remain as we go forward.  We’re getting the same reaction elsewhere in the field, as well.

The past week has been the kick-off of integration planning, led by Assaf Korner from Syneron and Jonathan Kateman.  Also, to help guide us through the planning process for combining the companies and ensuring the most successful integration possible, we have hired a seasoned merger integration team from PricewaterhouseCoopers (PWC).

Working with PWC, Assaf and Jonathan facilitated a 3-day Integration Planning Kick-off event in Natick, MA involving many functional leads from across both companies.  I would like to thank each participant in the kick-off meetings.  We’re off to a great start thanks to their focus and dedication.  During the coming weeks, each functional workgroup in the Integration Planning Team are continuing to develop their assigned integration project plans.

During this pre-close period, however, we continue to operate as two separate and independent businesses.   As more details are resolved over the next couple of months and, as we move toward a successful completion of the merger and work with Syneron leadership on the many details, we will communicate with you as early and as often as possible.

In the meantime, we ask that you continue what you have always done — work together to ensure our progress in new product development, sales and marketing, manufacturing, customer service and every other area.  Integration itself cannot occur before the close, though of course we are all diligently planning for that eventuality.  During the transition we must operate with a “business as usual” attitude so that we continue to meet our commitment to our shareholders, customers and ourselves through the closing of this transaction and beyond.

Thank you in advance for your continued dedication, commitment and support.

Best regards,

Jerry

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the combination of Syneron Medical Ltd. and Candela Corporation pursuant to an Agreement and Plan of Merger (the “Merger”), Syneron Medical Ltd. will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Candela Corporation and a prospectus of Syneron Medical Ltd. and other relevant materials in connection with the proposed transactions.  Candela Corporation will file the same proxy statement/prospectus with the SEC as well as mail it to Candela Corporation stockholders.  Candela Corporation and Syneron Medical Ltd. urge investors and security holders to read the proxy statement/prospectus and the other relevant material when they become available because these materials will contain important information about Candela Corporation, Syneron Medical Ltd. and the proposed transaction.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, free copies of the documents filed with the SEC by Candela Corporation will be available on the investor relations portion of Candela Corporation’s website at www.candelalaser.com.  Free copies of the documents filed with the SEC by Syneron Medical Ltd. will be available on the investor relations portion of Syneron Medical Ltd.’s website at www.syneron.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Candela Corporation in connection with the Merger.  Information about those executive officers and directors of Candela Corporation and their ownership of Candela Corporation common stock is set forth in Candela Corporation’s proxy statement, which was filed with the SEC on November 12, 2008 and is supplemented by other public filings made, and to be made, with the SEC.  Information about those executive officers and directors of Syneron Medical Ltd. is set forth in Syneron Medical Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 24, 2009 and is supplemented by other public filings made, and to be made, with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Candela Corporation, Syneron Acquisition Sub, Inc., Syneron Medical Ltd. and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus and the other filings and documents referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Candela Corporation and Syneron Medical Ltd., including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Candela Corporation and Syneron Medical Ltd., the benefits of the proposed combination, the future financial performance of Syneron Medical Ltd. after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Candela Corporation and Syneron Medical Ltd. to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by Candela Corporation’s stockholders; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in Candela Corporation and Syneron Medical Ltd.’s most recent Annual Report on Form 10-K and Form 20-F, respectively, as well as the other factors described in the filings that Candela Corporation and Syneron Medical Ltd. make with the SEC from time to time.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Candela Corporation and Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Candela Corporation and/or Syneron Medical Ltd. as of the date of this document.  Candela Corporation and Syneron Medical Ltd. anticipate that subsequent events and developments will cause their expectations and beliefs to change.  However, while Candela Corporation and Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so.  The forward-looking statements of Candela Corporation and/or Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken.  These forward-looking statements should not be relied upon as representing Candela Corporation or Syneron Medical Ltd.’s views as of any date after the date of this document.